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                         SIXTEENTH AMENDMENT
                                 TO
                        ANGELICA CORPORATION
                      RETIREMENT SAVINGS PLAN


        WHEREAS, Angelica Corporation, a corporation duly organized and existing under the laws of the State of Missouri ("Company"), established and continues to maintain the Angelica Corporation
Retirement Savings Plan ("Plan"); and

        WHEREAS, effective September 1, 1998, the Company desires to amend the Plan.

        NOW, THEREFORE, the Plan is hereby amended, effective September 1, 1998 unless otherwise noted, in the following respects:

                                 I.


        Section 1.11 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

             "1.11. "Employee" shall mean any person who is employed by any of the Participating Employers in any capacity who is normally employed to work a regular full-time work week (as determined by reference to the employment conditions in effect at the plant or other location at which such person is employed).
        The term "Employee" shall not include any person who is a member of a collective bargaining unit covered by an agreement between employee representatives and one or more Participating Employers if retirement benefits were the subject of good faith bargaining except to the extent such collective bargaining agreement provides for participation in the Plan. For purposes of determining an individual's employment status and position, the job classification assigned to him by his employer shall be conclusive. "Employee" shall also not include any individual who is deemed to be a "leased employee" within the meaning of Code
        Section 414(n)."

                                     II.

        Section 4.4 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

             "4.4.     Company Matching Contributions.  For each Plan Year as
                       ------------------------------
        long as the Plan is in existence (but subject to the rights
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        reserved in the Company hereunder to amend or terminate the Plan), the Participating Employer shall make a Matching Contribution out of current or accumulated profits to the Trust Fund. For Plan
        Years beginning before January 1, 1998, such Matching Contribution shall be an amount equal to one-fourth (1/4) of one percent (1%) for each one percent (1%), up to a maximum of six percent (6%), of the Base Pay of each Participant who had a salary deferral election in effect; provided, however, that the maximum amount of Matching Contributions which may be made for any one Plan Year based on the salary deferral of any one Participant shall be Six Hundred Dollars ($600.00). For each Plan Year beginning on and after January 1, 1999, such Matching Contribution shall be an amount equal to thirty percent (30%) of one percent (1%) for each one percent (1%), up to a maximum of six percent (6%), of the Base Pay of each Participant who has a salary deferral election in effect for each such Plan Year. Anything contained herein to the contrary notwithstanding, the Matching Contribution, if any, made on behalf of Participants who are covered by a collective bargaining agreement entered into with the Participating Employer may be different from the Matching Contributions for Participants who are not covered by a collective bargaining agreement and may be different among such Participants who are covered by the collective bargaining agreement."


                                  III.

        Article X of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

                               "ARTICLE X
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                                  LOANS
                                  -----

             10.1 Upon the application of any Participant who is a Party in Interest, as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended, the Administrator may direct the Trustee to make a loan or loans to such Participant. With respect to a Participant who is a member of a collective bargaining unit, all loans must be in increments of $50 and must be in an amount not less than $500. With respect to all other Participants, all loans must be in increments of $100 and must be in an amount not less than $600. In no event shall the total

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        amount of any such loan or loans to any Participant plus interest thereon exceed the lesser of:

             (a) $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of loans of such Participant from the Plan during the one year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of loans of such Participant from the Plan on the date on which such loan is made, or

             (b) The lesser of (i) one-half (1/2) of the aggregate amount which would be distributable to the Participant from his Account in the event of the termination of his employment with the Employing Companies, or (ii) the amount in such Participant's Account which is invested in the Interest Income Fund.

             An application for a loan must be submitted at least fifteen
        (15) days prior to the first day of the month during which the loan is intended to be disbursed and an approved loan shall be disbursed on or about the last business day of such month. No Participant may borrow any sum hereunder so long as any previous loan to such Participant remains unpaid or, if paid, has been repaid for fewer than thirty (30) days.

             10.2 Interest shall be charged thereon at prime plus one-half percent. Prime means the prime rate of interest being charged on comparable loans by Bankers Trust Company on the fifteenth day (or, if the fifteenth day is not a business day the next succeeding business day) of the month coincident with or next preceding the date of the loan to the Participant.

             10.3 A.   All such loans shall be evidenced by the
        Participant's promissory note which shall set forth the rate of interest to be charged thereon and the method and period of time over which the loan must be repaid. The promissory note may be prepaid without penalty at any time. In no event shall the repayment period exceed five (5) years unless the loan proceeds are used to acquire a dwelling unit which, within a reasonable time from making of the loan, is to be used as the principal residence of the Participant. The Administrator shall require adequate security for any loan which security shall be the assignment by the Participant of no more than fifty percent (50%) of his Account which is invested in the Guaranteed Income Fund. In the event a promissory note or any installment thereunder is not paid when due, the Administrator shall give written notice to the Participant

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        sent to his last known address and, if the note or such delinquent installment is not paid within thirty (30) days from the date of such notice, the Trustee shall have the right to take recourse to the collateral securing the same, with full right to exercise all remedies granted a secured party under the applicable laws (including the Uniform Commercial Code) as if effect in the various jurisdiction(s) in which the collateral may be located.
        If said loan or loans are not entirely discharged as of the date of the Participant's death, Permanent Disability or other termination of employment, the Participant or his estate, as the case may be, shall remain liable for and continue to make payments on any balance due on said loan or loans.

             Any such loan shall be treated as a segregated investment for the Account of the borrowing Participant, the interest thereon shall be credited only to such Account (and not to the general earnings of the Fund), and for the purposes of allocating income of the Fund or any other appreciation or depreciation of the Fund for any Valuation Date, the Account of such borrowing Participant shall be treated as not including the unpaid amount of such borrowing (but for all other purposes of this Plan, including the provisions dealing with the allocation of contributions and the valuation of the corpus of the Trust, the amount of such borrowing shall continue to be treated as part of the borrowing Participant's Account, having a fair market value exactly equal to the unpaid principal balance thereof at any time when it is necessary to determine its fair market value).

             No distribution shall be made to any Participant who has borrowed from the Trust Fund or to any Beneficiary of any such Participant until the outstanding balance of the loan, including interest, has been paid out of the funds otherwise distributable.

             B. The Participant shall, in writing, authorize the Participating Employer to withhold each pay period from the Participant's salary, an amount determined in accordance with the terms of the loan application executed by the Participant and approved by the Administrator.

             Payroll deductions shall commence with the first payroll following the effective date of the loan and the monthly payment for any month shall be the level monthly amount to fully amortize the outstanding balance of the loan over the remainder of the duration of the loan. All payroll deduction payments, and any other payments received by the Participating Employer from the

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        Participant, shall be remitted by the Participating Employer to the Trustee for credit to the Participant's Account, as provided in A. above, as of the last day of the calendar month in which such payments are deducted by the Company, or received from the Participant.

             10.4 The Administrator shall prescribe rules and procedures for the administration of a loan program which shall be administered by the Administrator on a uniform and nondiscriminatory basis.

             10.5 A Participant who is not a member of a collective bargaining unit may be charged a loan processing fee in such amount and at such time as determined by the Administrator. A Participant who is a member of a collective bargaining unit shall not be charged a loan processing fee."


        IN WITNESS WHEREOF, the Company has executed this Sixteenth Amendment and affixed its corporate seal hereto by its duly authorized officer on this 28th day of August, 1998.
                ----        ------

                          ANGELICA CORPORATION


                          By /s/ Don W. Hubble
                             --------------------------------------
                             Chairman of the Board,
                             President and Chief Executive Officer

[SEAL]

WITNESSED BY:

/s/ Jill Witter
--------------------------------------
Secretary

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